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EXHIBIT 8.1

SUBSIDIARIES

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                                                                                    NAME(S) UNDER WHICH
                                                   JURISDICTION OF                  SUBSIDIARIES DO
SUBSIDIARY NAME                                    INCORPORATION                    BUSINESS(1)
--------------                                     ---------------                  -------------------
Ram-Pak Compaction Systems Ltd.                    Canada
1364927 Ontario Limited                            Ontario, Canada
1364928 Ontario Limited                            Ontario, Canada
Z Best Waste Systems Inc.                          Alberta, Canada
West Coast Survival & Safety Inc.                  British Columbia, Canada
No. 400 Sail View Ventures Ltd.                    British Columbia, Canada
Active Disposal & Recycling Ltd.                   British Columbia, Canada
CERI, INC.                                         Delaware
CERI, LLC(2)                                       Delaware
Capital Environmental Holdings Inc.(2)             Delaware
Waste Services Inc.(3)                             Ontario, Canada                  WSI
                                                                                    WSI Waste Services
                                                                                    Waste Services
HWM Ltd.(4)                                        Ontario, Canada
1427255 Ontario Inc.(4)                            Ontario, Canada
NDC Management Services Inc.(4)                    Ontario, Canada
943162 Ontario Inc.(4)                             Ontario, Canada
Huneault Sales & Equipment Ltd.(4)                 Ontario, Canada
Mer Bleue Developments Inc.(4)                     Ontario, Canada

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(1) Unless otherwise indicated, each subsidiary listed does business under its corporate name
(2) A wholly-owned subsidiary of CERI, INC.

(3) Owned by Capital Environmental Resource Inc., 1364927 Ontario Limited and 1364928 Ontario Limited.
(4) A wholly-owned subsidiary of Waste Services Inc.